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                                                                   EXHIBIT 99.5

                                          August 26, 2002




VIA FEDERAL EXPRESS AND FACSIMILE

Pure Resources, Inc.
500 West Illinois
Midland, Texas 79701

      Attention:  Jack D. Hightower
                  Chairman of the Board, President and Chief Executive Officer

      Re:   Demand for Stockholder List

Dear Mr. Hightower:

            As you know, Union Oil Company of California ("Holder") intends to commence an exchange offer (the "Exchange Offer") to the holders of common stock, par value $.01 per share (the "Shares"), of Pure Resources, Inc., a Delaware corporation (the "Company"), pursuant to which each outstanding Share tendered that is not currently owned by Holder would be exchanged for 0.6527 shares of common stock of Unocal Corporation. The purpose of this letter is to request a copy of the list of stockholders of the Company to facilitate the distribution of the Exchange Offer materials to your stockholders as soon as the materials are available. Although we anticipate that the Company will cooperate in this regard, our counsel has advised us to send this formal request for the stockholder list under Delaware law.

            Pursuant to Section 220 of the Delaware General Corporation Law and the common law of the State of Delaware, as a record holder of Shares, Holder hereby demands the right during the usual hours of business to inspect and copy the following records and documents (the "Stocklist Materials"):

      (a) A complete record or list of the holders of the Company's outstanding Shares, certified by the Company or its transfer agent and registrar, showing the names and addresses of each holder of the Company's Shares and the number of Shares registered in the name of each such holder, as of the most recent date available at the time of inspection.

      (b) A magnetic computer tape or diskette list or other electronic file of the holders of the Company's outstanding Shares as of the most recent date available at the time of inspection, showing the names, addresses and number of Shares held by each
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            such holders, together with such computer processing data and instructions as are necessary for Holder to make use of such magnetic computer tape or diskette or electronic file, and a separate printout of such magnetic computer tape or diskette or electronic file for verification purposes, if different from the list in (a).

      (c) All daily transfer sheets showing changes in the names, addresses and number of Shares of the holders of the Company's outstanding Shares which are in or come into the possession or control of the Company or its transfer agent or registrar, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder list referred to in (a) above through the date of the termination of the Exchange Offer (including any extensions or subsequent offering periods) referred to below.

      (d) All information in or which comes into the Company's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees concerning the names, addresses and number of Shares held by the participating brokers and banks named in the individual nominee names of Cede & Co. and other similar nominees, including respondent bank listings and, to the extent available, Cede & Co. depository listings on a daily basis as of the first business day after August 27, 2002 and until the date of the termination of the Exchange Offer (including any extensions or subsequent offering periods).

      (e) A list or lists containing the name, address and number of Shares attributable to any participant in any Company employee stock ownership plan, stock ownership dividend reinvestment plan, or comparable plan of the Company in which voting decisions or decisions concerning tenders of Shares with respect to the Shares held by such plan are made, directly or indirectly, individually or collectively, by the participants in the plan, and a magnetic tape or diskette or other electronic file for such list with the same information as in (b) above.

      (f) All information in or which comes into the Company's possession, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of Shares, including an alphabetical breakdown of any holdings in the respective names of Cede & Co., and other similar nominees for the accounts of customers or otherwise.

      (g) All information in or which comes into the Company's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners ("NOBO's") of Shares and a NOBO list and tape or diskette or other electronic file in descending order balance (such information is readily available to the Company under Rule 14b-1(b) of the Securities Exchange Act of 1934 from ADP Proxy Services).

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      (h)   A stop list or stop lists relating to any Shares and any changes, corrections, additions or deletions from the date of the list referred to in paragraph (a) above through the date of the termination of the Exchange Offer (including any extensions or subsequent offering periods).

      (i) To the extent not already referred to above, any computer tape, diskette or other electronic medium suitable for use by computer or word processor which contains any or all of the information encompassed in this letter, together with any program, software, manual or other instructions necessary for the practical use of such information.

            Holder further requests that modifications, additions or deletions to any and all of the Stocklist Material referred to in paragraphs (a) through
(i) above be immediately furnished to Holder as such modifications, additions or deletions become available to the Company or its agent or representatives through the date of the termination of the Exchange Offer (including any extensions or subsequent offering periods).

            Holder will bear the reasonable costs incurred by the Company (including those of its transfer agent) in connection with the production of the above information.

            The purpose of this demand is to enable Holder to communicate with its fellow Company stockholders on matters relating to their mutual interests as stockholders, including, but not limited to, communicating with the stockholders of the Company with respect to Holder's announced Exchange Offer.

            Holder hereby designates and authorizes D.F. King & Co., Inc. and Wachtell, Lipton, Rosen & Katz, their respective partners, officers and employees, and any other persons to be designated by Holder, acting together, singly or in combination, to conduct, as its agents, the inspection and copying herein requested.

            Please advise counsel for Holder, Daniel A. Neff (telephone:
212-403-1218) of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, when and where the items demanded above will be made available to Holder and its designated agents. Also, for your convenience, enclosed please find (1) a form of NOBO Request Form and (2) a form request letter to The Depository Trust Company.

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            Please sign and date a copy of this letter to indicate your receipt hereof and return a copy to us as soon as possible.

                                Very truly yours,

                                UNION OIL COMPANY OF CALIFORNIA



                                By
                                  ----------------------------------------------
                                   Name:  Douglas M. Miller
                                   Title: Vice President, Corporate Development


Signed and Notarized Copy
Received By:

PURE RESOURCES, INC.



By:
   -------------------------------------------------
   Name:
   Title:
   Date:



cc:   Pure Resources, Inc.
      c/o The Corporation Trust Company
      Corporation Trust Center
      1209 Orange Street
      Wilmington, County of Newcastle,  Delaware 19801

      Susan D. Rowland
      Corporate Secretary
      Pure Resources, Inc.
      500 West Illinois
      Midland, Texas 79701

      Joe Dannenmaier, Esq.
      1700 Pacific Avenue
      Suite 3300
      Dallas, Texas 75201-4693


Enclosures

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STATE OF CALIFORNIA      )
                      :  ss.:
COUNTY OF LOS ANGELES)


            Douglas M. Miller, being duly sworn, deposes and says that he is a Vice President of Union Oil Company of California ("Holder"), that he is authorized to make the foregoing Demand for Stockholder List on behalf of Holder, that he executed the foregoing Demand for Stockholder List on behalf of and as the act and deed of Holder, that the facts, including the statement of purpose, set forth therein are true to the best of his knowledge, information and belief, that the foregoing Demand for Stockholder List includes a designation of Information Agent and Wachtell, Lipton, Rosen & Katz, their respective partners, officers and employees and any persons designated by Holder, acting together, singly or in combination, as Holder's agents to conduct the inspection and copying referred to therein and that the foregoing and this verification are the undersigned's power of attorney authorizing the foregoing persons to act on behalf of the undersigned.


                                    -------------------------------------
                                    Douglas M. Miller
                                    Vice President, Corporate Development

            SWORN TO AND SUBSCRIBED before me this 26th day of August, 2002.


                                    -------------------------------------
                                    Notary Public

                                    My Commission Expires:

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